Exhibit 99.1

Contact: Gilbert L. Danielson
Executive Vice President
Chief Financial Officer
Aaron Rents, Inc. Completes Sale of its
Aaron’s Corporate Furnishings Division to
CORT Business Services Corporation
     ATLANTA, November 10, 2008 – Aaron Rents, Inc. (NYSE: RNT), the nation’s leader in the sales and lease ownership, specialty retailing and rental of residential and office furniture, consumer electronics and home appliances and accessories, today announced it has completed the sale of substantially all of the assets of its Aaron’s Corporate Furnishings division to CORT Business Services Corporation.
     The sale of the assets, which was previously announced on September 12, 2008, was closed for cash proceeds of approximately $76.4 million (which includes payment for certain accounts receivable), subject to post-closing adjustments.
     Aaron Rents, Inc., based in Atlanta, currently has more than 1,545 Company- operated and franchised stores in 48 states and Canada.
     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding Aaron Rents, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include factors such as changes in general economic conditions, competition, pricing, customer demand and other issues, and the risks and uncertainties discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.